Exhibit 99.1

Resource Extraction Payment Report of Sempra for the Fiscal Year Ended December 31, 2025

SEMPRA
PAYMENTS GROUPED BY GOVERNMENT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025
Country	Reportable Segment	Major Subnational Jurisdiction of Government	Governments that Received Payment	Taxes	Fees	Total Amount Paid
US	Sempra California(1)	N/A	U.S. Customs and Border Protection of the U.S. Department of Homeland Security	$727,500	$67,225	$794,725
Total US				$727,500	$67,225	$794,725

Mexico	Sempra Infrastructure(2)	N/A	Tesorería de la Federación (Mexico's Department of Treasury)	$44,604,934	$1,305,336	$45,910,270
Mexico	Sempra Infrastructure(2)	N/A	Centro Nacional de Control del Gas Natural (National Center for Natural Gas Control)	—	4,139,681	4,139,681
Mexico	Sempra Infrastructure(2)	N/A	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	—	955,128	955,128
Mexico	Sempra Infrastructure(2)	MX-BCN	Municipio de Ensenada (City of Ensenada)	940,827	—	940,827
Total Mexico				$45,545,761	$6,400,145	$51,945,906

Total				$46,273,261	$6,467,370	$52,740,631
(1)    Payments made by Southern California Gas Company, which is included in the Sempra California reportable segment.
(2)    Payments made by Sempra Infrastructure in Mexican pesos, which were converted to U.S. dollars using the exchange rate existing at the time each payment was made.

SEMPRA
PAYMENTS GROUPED BY PROJECT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025
Project Name	Reportable Segment	Country/ Major Subnational Jurisdiction of Project	Governments that Received Payment	Resource	Extraction Method	Taxes	Fees	Total Amount Paid
Exporting for Transmission and Distribution to Customers	Sempra California(1)	US-CA	U.S. Customs and Border Protection of the U.S. Department of Homeland Security	Natural Gas	N/A	$727,500	$67,225	$794,725
Total Project						$727,500	$67,225	$794,725

Exporting to Ecogas, Termoeléctrica de Mexicali and Third Parties	Sempra Infrastructure(2)	MX-BCN MX-COA MX-CHH MX-DUR MX-SIN MX-SON	Tesorería de la Federación (Mexico's Department of Treasury)	Natural Gas	N/A	$19,603,757	$—	$19,603,757
Exporting to Ecogas, Termoeléctrica de Mexicali and Third Parties	Sempra Infrastructure(2)	MX-BCN MX-COA MX-CHH MX-DUR MX-SIN MX-SON	Centro Nacional de Control del Gas Natural (National Center for Natural Gas Control)	Natural Gas	N/A	—	4,139,681	4,139,681
Exporting to Ecogas, Termoeléctrica de Mexicali and Third Parties	Sempra Infrastructure(2)	MX-BCN MX-COA MX-CHH MX-DUR MX-SIN MX-SON	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	Natural Gas	N/A	—	113,664	113,664
Total Project						$19,603,757	$4,253,345	$23,857,102

Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Tesorería de la Federación (Mexico's Department of Treasury)	Natural Gas	N/A	$25,001,177	$1,305,336	$26,306,513
Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	Natural Gas	N/A	—	841,464	841,464
Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Municipio de Ensenada (City of Ensenada)	Natural Gas	N/A	940,827	—	940,827
Total Project						$25,942,004	$2,146,800	$28,088,804

Total						$46,273,261	$6,467,370	$52,740,631
(1)    Payments made by Southern California Gas Company, which is included in the Sempra California reportable segment.
(2)    Payments made by Sempra Infrastructure in Mexican pesos, which were converted to U.S. dollars using the exchange rate existing at the time each payment was made.